Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in the Registration Statement on Form S-4 of New York Health Care, Inc. of our report dated January 17, 2002 (except for Note 8, as to which the date is January 29, 2002) with respect to the financial statements of the Bio Balance Corp. for the period May 21, 2001 (inception) through December 31, 2001, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/
Holtz  Rubenstein  &  Co.,  LLP
Melville,  New  York
March  27,  2002